Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ACCOLADE, INC. IF PUBLICLY DISCLOSED.

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”) is made as of August 21, 2020 by and among Accolade, Inc. (“Borrower”), the financial institutions signatory hereto (the “Lenders”) and Comerica Bank, as agent for the Lenders (in such capacity, “Agent”).

RECITALS

A.          Borrower, Agent and Lenders entered into that certain Credit Agreement, dated as of July 19, 2019 (as amended or otherwise modified from time to time, the “Credit Agreement”).

B.          Borrower has requested that Agent and the Lenders make certain amendments to the Credit Agreement, all as set forth herein and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Borrower, Agent and the Lenders agree as follows:

1.           The following definitions in Section 1.1 of the Credit Agreement are amended and restated in their entireties to read as follows:

“Base Rate” shall mean for any day, that rate of interest which is equal to the sum of the Applicable Margin plus the greatest of (a) the Prime Rate for such day, (b) the Federal Funds Effective Rate in effect on such day, plus one percent (1.0%), (c) the LIBOR Rate plus one percent (1.0%) and (d) the Applicable Floor; provided, however, for purposes of determining the Base Rate during any period that LIBOR Rate is unavailable as determined under Sections 11.3 or 11.4 hereof, the Base Rate shall be determined without reference to clause (c) above.

“Change of Control” shall mean any transaction or series of related transactions in which (a) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 35% of the shares of all classes of Equity Interests then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction or (b) Borrower ceases to own and control, free and clear of any Liens (other than Liens permitted by Section 8.2 hereof), directly or indirectly, all of the Equity Interests in each of its Subsidiaries, or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary.

“Covenant Revenue” shall mean, the sum, without duplication, of the revenue of the Borrower and its Domestic Subsidiaries, calculated on a Consolidated basis in accordance with GAAP for the six (6) month period most recently ended on or prior to such date of determination.

“Eurodollar-based Rate” shall mean a per annum interest rate which is equal to the sum

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of the Applicable Margin, plus the quotient of:

(a)         the LIBOR Rate, divided by

(b)         a percentage equal to 100% minus the maximum rate on such date at which the Agent is required to maintain reserves on ‘Eurocurrency Liabilities’ as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as the Agent is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category, such sum to be rounded upward, if necessary, in the discretion of the Agent, to the seventh decimal place.

“LIBOR Rate” shall mean,

(a)    with respect to the principal amount of any Eurodollar-based Advance outstanding hereunder, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to the relevant Eurodollar-Interest Period, commencing on the first day of such Eurodollar-Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service at or about 11:00 a.m. (London, England time) (or soon thereafter as practical), two (2) Business Days prior to the first day of such Eurodollar-Interest Period.  In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying LIBOR rates as may be agreed upon by the Agent and the Borrower, or, in the absence of such agreement, the “LIBOR Rate” shall, instead, be the per annum rate equal to the average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate at which the Agent is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical), two (2) Business Days prior to the first day of such Eurodollar-Interest Period in the interbank LIBOR market in an amount comparable to the principal amount of the relevant Eurodollar-based Advance which is to bear interest at such Eurodollar-based Rate and for a period equal to the relevant Eurodollar-Interest Period; and

(b)    with respect to the principal amount of any Base Rate Advance outstanding hereunder, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service at or about 11:00 a.m. (London, England time) (or soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day.  In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Agent and the Borrower, or, in the absence of such agreement, the “LIBOR Rate” shall, instead, be the per

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ACCOLADE, INC. IF PUBLICLY DISCLOSED.

annum rate equal to the average of the rate at which the Agent is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical) on such day in the interbank eurodollar market in an amount comparable to the principal amount of the Indebtedness hereunder which is to bear interest at such “LIBOR Rate” and for a period equal to one (1) month;

provided, however, that in no event shall the LIBOR Rate be less than the Applicable Floor.

2.           Section 1.1 of the Credit Agreement is amended by amending and restating clause (c) of the definition of “Eligible Monthly Recurring Revenue” to read in its entirety as follows:

“(c)   Recurring Revenue from contracts for base fees where the customer has allowed any account receivable for base fees to age more than ninety (90) days past the invoice date; provided that, (i) with respect to such contracts with [***], such 90-day aging period shall be [***] days until the earlier to occur of (x) [***] failure to pay the Borrower by [***] all amounts due under invoices outstanding as of such date and (y) [***] and (ii) with respect to such contracts with [***], such 90-day aging period aging period shall not apply until the earlier to occur of (x) [***] failure to pay the Borrower by [***] all amounts due under invoices outstanding as of such date and (y) [***];”

3.           Section 1.1 of the Credit Agreement is amended by adding the following definition in the appropriate alphabetical order to read in its entirety as follows:

“Applicable Floor” shall mean (a) with respect to the LIBOR Rate, one-half percent (0.50%) per annum, and (b) with respect to the Base Rate, one and one-half percent (1.50%) per annum.”

4.           Section 1.1 of the Credit Agreement is amended by deleting the definitions of “Daily Adjusting LIBOR Rate” and “LIBOR Floor” therein.

5.           Section 7.1 of the Credit Agreement is amended by adding the following clause (d) to the end thereof:

“(d) Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials publicly filed by the Borrower or any of its Subsidiaries with the shall mean the Securities and Exchange Commission (or any Governmental Authority succeeding to any or all of its functions) or with any other securities exchange, or otherwise distributed to its shareholders generally.”

6.           Section 7.9 of the Credit Agreement is amended by amending and restating subsection (b) thereof to read in its entirety as follows:

“(b)  Covenant Revenue  Maintain Covenant Revenue of not less than the amounts set forth in the table below for each six-month measuring period:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ACCOLADE, INC. IF PUBLICLY DISCLOSED.

Six Month Measuring Period Ending	Covenant Revenue
August 31, 2020	$61,000,000
November 30, 2020	$64,000,000
February 28, 2021	$83,000,000
May 31, 2021	$92,000,000
August 31, 2021	$82,000,000
November 30, 2021	$83,000,000
February 28, 2022, and the last day of each fiscal quarter of the Borrower thereafter	$100,000,000

7.           Section 11.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

“11.3     Circumstances Affecting LIBOR Rate Availability.  If for any reason

(a) the Agent or the Majority Lenders (after consultation with the Agent) shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of any requested Eurodollar-based Advance (including any continuation of, or conversion into, a Eurodollar-based Advance), other than as a result of a Benchmark Transition Event, (b) the Agent or the Majority Lenders (after consultation with the Agent) shall determine (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to such Advance, other than as a result of a Benchmark Transition Event, or (c) the Majority Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to the Lenders of making or maintaining such Advance during such Interest Period, then the Agent (and in the case of clause (c) above, upon notice from the Majority Lenders) will promptly give notice thereof to the Borrower and the Lenders.  Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, (i) the obligation of Lenders to make Advances which bear interest at or by reference to the LIBOR Rate, and the right of the Borrower to convert an Advance to or refund an Advance as an Advance which bears interest at or by reference to the LIBOR Rate shall be suspended, and (ii) effective upon the last day of each Eurodollar-Interest Period related to any existing Eurodollar-based Advance, each such Eurodollar-based Advance shall automatically be converted into an Advance which bears interest at or by reference to the Base Rate (without regard to the satisfaction of any conditions to conversion contained elsewhere herein).”

8.           The following is added as new Section 11.11 to the Credit Agreement to read as follows:

“11.11   Effect of Benchmark Transition Event.

(a)         Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Agent and the Borrower may amend this Agreement to

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replace the LIBOR Rate with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders.  Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Majority Lenders have delivered to the Agent written notice that such Majority Lenders accept such amendment. No replacement of the LIBOR Rate with a Benchmark Replacement pursuant to this Section 11.11 will occur prior to the applicable Benchmark Transition Start Date.

(b)         In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)         The Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Agent or Majority Lenders pursuant to this Section 11.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 11.11.

(d)        Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for any (i) Eurodollar-based Advance, or (ii) conversion to or continuation of any Eurodollar-based Advance, in each case, to be made, converted or continued during any Benchmark Unavailability Period and, if no such revocation is made, the Borrower will be deemed to have converted any such request into a request for a Base Rate Advance or conversion to a Base Rate Advance; provided that, during any Benchmark Unavailability Period, the component of the Base Rate based upon the LIBOR Rate will not be used in any determination of the Base Rate.

(e)         As used in this Section 11.11:

“Benchmark Replacement” shall mean the sum of: (a) the alternate benchmark rate (which may include Term SOFR or SOFR) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for Dollar-

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ACCOLADE, INC. IF PUBLICLY DISCLOSED.

denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than one percent (1%), the Benchmark Replacement will be deemed to be one percent (1%) for the purposes of this Agreement.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower  giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to the LIBOR Rate:

(1)         in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or

(2)         in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the LIBOR Rate:

(1)         a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to

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provide the LIBOR Rate;

(2)         a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or

(3)         a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.

“Benchmark Transition Start Date” shall mean (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Agent or the Majority Lenders, as applicable, by notice to the Borrower, Agent (in the case of such notice by the Majority Lenders) and the Lenders, as applicable).

“Benchmark Unavailability Period” shall mean, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with this Section 11.11 and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder pursuant to this Section 11.11.

“Early Opt-in Election” shall mean the occurrence of:

(a)         (i) a determination by the Agent or (ii) a notification by the Majority Lenders to the Agent and the Borrower that the Majority Lenders have determined that Dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section 11.11, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate,

(b)         (i) the election by the Agent or (ii) the election by the Majority Lenders to declare that an Early Opt-in Election has occurred, and

(c)         the provision, as applicable, by (i) the Agent of written notice of such

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election to the Lenders and the Borrower, or (ii) the Majority Lenders of written notice of such election to the Agent.

“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day shall mean the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” shall mean the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.”

9.           This Amendment shall become effective (according to the terms hereof) on the date (the “First Amendment Effective Date”) that the following conditions have been fully satisfied by Borrower:

(a)         Agent shall have received via facsimile or PDF (followed by the reasonably prompt delivery of original signatures after the First Amendment Effective Date) counterpart originals of this Amendment, in each case duly executed and delivered by Agent, Borrower and the Lenders.

(b)         Agent shall have received a fully executed secretary’s certificate with respect to each Credit Party, in substantially the form delivered by Borrower on the Effective Date (the “Secretary’s Certificate”).

(c)         Agent shall have received payment of all out of pocket expenses incurred in connection with this Amendment (including legal fees).

10.         Borrower hereby certifies to the Agent and the Lenders as of the First Amendment Effective Date that (a) execution and delivery of this Amendment and the performance by each of the Credit Parties of its obligations under the Credit Agreement as amended hereby (herein, as so amended, the “Amended Credit Agreement”) are within such undersigned’s powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Amendment, of any governmental body, agency or authority, and the Amended Credit Agreement will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the

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enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 6 of the Amended Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date (except to the extent such representations specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date), (c) there have been no changes to any Credit Party’s constitutional documents other than as set forth in the Secretary’s Certificate (as defined below) and (d) on and as of the First Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

11.         Except as specifically set forth above, this Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder or any of the other Loan Documents. Nor shall this Amendment constitute a waiver or release by the Agent or the Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents. Furthermore, this Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders with respect to any other non-compliance by Borrower with the Credit Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

12.         MD Insider, Inc., party to that certain Guaranty, dated as of September 17, 2019 (the “Guaranty”) hereby ratifies and confirms its obligations under the Amended Credit Agreement and the applicable Guaranty, and agrees that the Guaranty remains in full force and effect after giving effect to the effectiveness of this Amendment, subject to no setoff, defense or counterclaim. MD Insider, Inc. confirms that this reaffirmation is not required by the terms of the Guaranty and need not be obtained in connection with any prior or future amendments or extensions of additional credit to Borrower.

13.         Borrower and each other Credit Party hereby acknowledges and agrees that this Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of Borrower, any other Credit Party, or any other party or any right, privilege or remedy of the Lenders under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.

14.         Except as specifically defined to the contrary herein, capitalized terms used in this Amendment shall have the meanings set forth in the Credit Agreement.

15.         This Amendment is a Loan Document.

16.         This Amendment may be executed in counterparts in accordance with Section 13.9 of the Credit Agreement.

17.         AS FURTHER CONSIDERATION FOR THE AGREEMENTS AND UNDERSTANDINGS HEREIN, EACH OF THE CREDIT PARTIES HEREBY RELEASES AGENT, EACH LENDER, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AFFILIATES,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ACCOLADE, INC. IF PUBLICLY DISCLOSED.

SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM ANY LIABILITY, CLAIM, RIGHT OR CAUSE OF ACTION WHICH NOW EXISTS, OR HEREAFTER ARISES, WHETHER KNOWN OR UNKNOWN, ARISING FROM OR IN ANY WAY RELATED TO FACTS IN EXISTENCE AS OF THE DATE HEREOF. BY WAY OF EXAMPLE AND NOT LIMITATION, THE FOREGOING INCLUDES ANY CLAIMS IN ANY WAY RELATED TO ACTIONS TAKEN OR OMITTED TO BE TAKEN BY AGENT OR ANY LENDER UNDER THE LOAN DOCUMENTS, THE BUSINESS RELATIONSHIP WITH AGENT AND/OR ANY LENDER AND ALL OTHER OBLIGATIONS OF ANY NATURE OR UNDERSTANDINGS (ACTUAL OR ALLEGED), ANY BANKING RELATIONSHIPS THAT ANY CREDIT PARTY HAS OR MAY HAVE HAD WITH AGENT OR ANY LENDER AT ANY TIME AND FOR ANY REASON.

It is understood by each of the Credit Parties and it is each Credit Party’s intention that the release set forth in the preceding paragraph (the “Release Paragraph”) shall be effective as a full and final accord and satisfactory release of each and every matter specifically referred to in the Release Paragraph. In furtherance of this intention, each Credit Party acknowledges that it is familiar with, and upon advice of counsel, does hereby waive, any and all rights they may have or acquired under California Civil Code Section 1542, which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release which if known by him or her must have materially affected his or her settlement with the debtor.”

18.         This Amendment shall be construed in accordance with and governed by the laws of the State of California.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ACCOLADE, INC. IF PUBLICLY DISCLOSED.

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,
as Administrative Agent and a Lender

By:	/s/ Walter Weston
Walter Weston
Its:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement (16873953)]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ACCOLADE, INC. IF PUBLICLY DISCLOSED.

WESTERN ALLIANCE BANK, as Lender

By:	/s/ Whitley Mayberry
Whitley Mayberry
Its:	Relationship Manager

[Signature Page to First Amendment to Credit Agreement (16873953)]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE ACCOLADE, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ACCOLADE, INC. IF PUBLICLY DISCLOSED.

ACCOLADE, INC., as Borrower

By:	/s/ Stephen H. Barnes
Stephen H. Barnes
Its:	Chief Financial Officer

MD INSIDER, INC.,

By:	/s/ Stephen H. Barnes
Stephen H. Barnes
Its:	President

[Signature Page to First Amendment to Credit Agreement (16873953)]